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                                                                   Exhibit 10.14


                             STOCKHOLDERS AGREEMENT

     This Stockholders Agreement (this "AGREEMENT") between McAfee.com Corporation, a Delaware corporation ("MCAFEE.COM"), and Networks Associates, Inc., a Delaware corporation ("NAI"), is entered into as of October 31, 1999, and shall be effective upon the closing of McAfee.com's initial public offering of its Class A common stock (the "EFFECTIVE DATE").

     Section 1. Requirements in the Event of an NAI Change of Control.

     (a) If (x) without the prior approval of the NAI Continuing Directors any Person becomes an NAI Acquiring Person or (y) the NAI Continuing Directors shall cease to constitute a majority of NAI's serving directors, then for so long but only for so long as such Person shall continue to be an Acquiring Person or such directors shall cease to constitute a majority of the NAI serving directors:

          (i) the shares of Network Associates Class B McAfee.com capital stock shall be entitled to only one vote per share instead of three votes per share; and

          (ii) NAI shall be obligated to vote its McAfee.com shares to cause, and to take such actions reasonably within its control to cause, and shall seek to cause the McAfee.com directors appointed by it to cause, the McAfee.com Board to consist of at least a majority of independent directors.

     Section 2. Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

     (a) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.

     (b) A Person shall be deemed the "BENEFICIAL OWNER" of and shall be deemed to "BENEFICIALLY OWN" any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Rule 13d-3 thereunder (or any comparable or successor law or regulation);

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (2) securities which a Person or any of such Person's Affiliates or Associates may be deemed to have the right to acquire pursuant to any merger or other acquisition agreement between NAI and such Person (or one or more of its Affiliates or Associates) if such agreement has been approved by the NAI Continuing Directors prior to there being an Acquiring Person; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security under this Section 2(b)(ii)(B) if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given

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to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso in Section 2(b)(ii)(B)) or disposing of any securities of NAI; provided, however, that in no case shall an officer or director of NAI be deemed (x) the Beneficial Owner of any securities beneficially owned by another officer or director of NAI solely by reason of actions undertaken by such persons in their capacity as officers or directors of NAI or (y) the Beneficial Owner of securities held of record by the trustee of any employee benefit plan of NAI or any subsidiary of NAI for the benefit of any employee of NAI or any Subsidiary of NAI, other than the officer or director, by reason of any influence that such officer or director may have over the voting of the securities held in the plan.

     (c) "CONTINUING NAI DIRECTORS" shall mean the NAI Directors on the effective date of this Agreement and any subsequent director of NAI approved or not objected to by a majority of the then-Continuing NAI Directors.

     (d) "INDEPENDENT DIRECTOR" has the meaning set forth in Rule 4200 of the Nasdaq Stock Market Marketplace Rules, with it being understood that such term shall in any event include any serving director or executive officer of NAI.

     (e) An "NAI ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of NAI's outstanding common stock, but shall not include NAI, any Subsidiary of NAI or any employee benefit plan of NAI or of any Subsidiary of NAI, or any entity holding NAI common stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of NAI common stock by NAI which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the NAI common stock then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the NAI common stock then outstanding by reason of share purchases by NAI and shall, after such share purchases by NAI, become the Beneficial Owner of any additional NAI common stock (other than pursuant to a dividend or distribution paid or made by NAI on the outstanding NAI common stock in NAI common stock or pursuant to a split or subdivision of the outstanding NAI common stock), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional NAI common stock such Person does not beneficially own 15% or more of the NAI common stock then outstanding. Notwithstanding the foregoing, (i) if the NAI Board of Directors determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the NAI common stock that would otherwise cause such Person to be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the NAI common stock it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of NAI, and if such Person divested or divests as promptly as practicable a sufficient number of NAI common stock so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an "Acquiring Person" for any purposes of this Agreement; and (ii) if, as of the date hereof, any

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Person is the Beneficial Owner of 15% or more of the NAI common stock outstanding, such Person shall not be or become an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 2(e), unless and until such time as such Person shall become the Beneficial Owner of additional NAI common stock (other than pursuant to a dividend or distribution paid or made by NAI on the outstanding NAI common stock in NAI common stock or pursuant to a split or subdivision of the outstanding common stock), unless, upon becoming the Beneficial Owner of such additional common stock, such Person is not then the Beneficial Owner of 15% or more of the NAI common stock then outstanding.

     (f) A "PERSON" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

     (g) "SUBSIDIARY" of any Person shall mean any corporation or other entity of which an amount of voting securities sufficient to elect a majority of the directors or Persons having similar authority of such corporation or other entity is beneficially owned, directly or indirectly, by such Person, or any corporation or other entity otherwise controlled by such Person.

     Section 3. Miscellaneous.

     (a) Entire Agreement. This Agreement, together with McAfee.com's Certificate of Incorporation and the Voting and Indemnification Agreement between McAfee.com and NAI, constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

     (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

     (c) Notices. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with receipt of appropriate confirmation),
(iv) one (1) business day after being deposited with an overnight courier service or (v) four (4) days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the attention of the party's General Counsel at the address of its principal executive office or such other address as a party may request by notifying the other in writing.

     (d) Binding Effect; Assignment. All covenants and provisions of this Agreement shall bind respective successors and assigns under this Agreement.

     (e) Severability. If any term or other provision of this Agreement is determined by a nonappealable decision by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

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     (f)  Failure or Indulgence Not Waiver. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.

     (g) Amendment. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement which, in the case of McAfee.com, shall have been approved by a majority of the McAfee.com independent directors.

     (h) Authority. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and
(d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

     (i) Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

     IN WITNESS WHEREOF, each of the parties has caused this Stockholders Rights Agreement to be executed on its behalf by its officers thereunto duly authorized on the date first above written.



                                        NETWORKS ASSOCIATES, INC.

                                        By: /s/ PRABHAT K. GOYAL
                                           -------------------------------------
                                        Name:   Prabhat K. Goyal
                                        Title:  Vice-President, Chief Financial
                                                Officer


                                        McAFEE.COM CORPORATION

                                        By: /s/ SRIVATS SAMPATH
                                           -------------------------------------
                                        Name:   Srivats Sampath
                                        Title:  Chief Executive Officer


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